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                                 EXHIBIT 10(H)

                    BRANCH LEASE FOR ALMA SUPERMARKET BRANCH











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                                LEASE AGREEMENT

         THIS LEASE AGREEMENT ("Lease") has been made and entered into as of June 1, 1995, by and between ASHCRAFT'S MARKETS, INC., a Michigan Corporation, with offices at 206 East Oak Street, P.O. Box 584, Harrison, Michigan 48625 (Supermarket), and COMMERCIAL NATIONAL FINANCIAL CORPORATION, a Michigan Banking corporation having its principal place of business located at 101 N. Pine River Street, Ithaca, Michigan 48847 ("Bank").

                                   WITNESSETH:

         WHEREAS, Supermarket is the Tenant of certain real estate and improvements thereon situated in the City of Alma, and State of Michigan, commonly known as the Ashcraft's - Alma, located at 1700 Wright Avenue, Alma, Michigan ("Store"); and

         WHEREAS, Supermarket desires to sublease to Bank certain space in the Store and Bank desires to lease the space on the terms and conditions stated below.

         IN CONSIDERATION of the mutual promises and subject to the terms and conditions set forth therein, Supermarket hereby grants to Bank the right to install, maintain and operate a Financial Service Facility, as defined below, through this Lease in the Store in accordance with the provisions hereinafter set forth.

         1.  DEFINITIONS

         When used in this Lease, the following-defined terms shall carry the definitions which follow them, unless the context clearly indicates to the contrary:

         A. "Common Areas" means all portions of the Property available for common use and not intended to be leased.

         B. "Leased Premises" means that area within the Store containing approximately 440 net rentable square feet pursuant to Building and Office Manager Association ("BOMA") standards to be leased by Bank, together with the appurtenant right to the use, in common with others, of lobbies, parking area, telephone and electric closets, truck docks, rest rooms, entrances, stairs, elevators, access ways, platforms, passageways, pipes, ducts, conduits, wires and appurtenant facilities, and all public portions and facilities of the Store

         C. "Property" means the real estate upon which the Supermarket is located and all improvements constructed or to be constructed, by Supermarket



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thereon commonly known as Ashcraft's - Midland, located at 2030 North Saginaw
Road, Midland, Michigan (sometimes referred to as the "Store").

         D. "Automated Teller Machine" or "ATM" shall mean an electronic terminal that performs certain banking functions, including dispensing cash, coupons and traveler's checks, accepting deposits and loan payments, making transfers between accounts and giving account balances. These terms however, shall not include point-of-sale systems or other direct debit systems installed by Supermarket at its check-out lanes.

         E. "Financial Service Facility" or "FSF" shall mean a banking facility staffed with one (1) or more bank employees whose functions include without limitation, opening new deposit accounts, accepting loan applications and performing customary teller transactions, such as cashing checks and taking deposits. An FSF may be equipped with an ATM, safe deposit boxes and a night depository. An FSF may also offer such other products and services as may be permitted by applicable law and regulation, including, without limitation, insurance, investment products and travel agency services.

         2.  DEMISE OF LEASED PREMISES; TERM; OPTION TO RENEW.

         (a) The term of this Lease shall be Five (5) years (the "original Term"). The beginning date of the Original Term shall be the date upon which FSF opens for business, but not later than June 1, 1995, unless the opening of the FSF is delayed because of circumstances beyond the reasonable control of Bank. This date shall be called the "Commencement Date" and, unless sooner terminated as herein provided, the Original Term shall expire Five (5) years from the Commencement Date.

         (b) Bank covenants to pay to Supermarket's address set forth below, rent as follows: (i) during the first through fifth lease years, the annual rent will be Seven Thousand Five Hundred and Twenty Dollars ($7,520). This yearly rental payment is based upon Twenty Dollars ($20.00) per square foot per year payable in equal monthly installments of Six Hundred Twenty-Six and 67/100 ($626.67).

         (c) Each monthly installment of rent shall be due and payable on the first day of each and every month during the term hereof except that the first month's rent shall be paid on the date on which the term of this Lease shall commence, and rent shall be apportioned for any period during the term hereof of less than a full month.




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         3.  RENEWAL OPTION

         Supermarket hereby grants Bank the exclusive right and option to renew or extend this Lease by notice to Supermarket, as hereinafter provided, for two additional terms of five (5) years each upon and subject to the same terms, conditions, and provisions as are herein set forth and provided with respect to the original term. During the first five (5) year renewal term, the annual rental shall be increased to ________________________($) Dollars, payable in equal monthly installments of _________________________($) Dollars.

         The annual rental during the second five (5) year term shall be increased to _______________________________($) Dollars, payable in equal monthly installments of _________________________________($) Dollars.

         Notice of intention to exercise any extension period hereunder shall be given by Bank to Supermarket, in writing, at least one hundred twenty (120) days prior to the expiration of the Original Term or the immediately preceding Renewal Term, as applicable.

         4. USE OF LEASED PREMISES; SUPERMARKET'S TITLE
            ALLOWABLE USE; ENVIRONMENTAL

         A. Bank shall have the exclusive right to operate an FSF and ATM within the store and may provide and promote those financial services which are typically transacted or conducted by the Bank in operation of its facilities. Supermarket shall not conduct nor allow any other entity to conduct or offer competing banking services, including, but not limited to, operating and servicing of checking and savings accounts, acquiring and servicing loans or other extensions of credit, including consumer financing, commercial financing, credit cards and mortgages; trust company functions; operating a safe deposit box business; issuance and sale of U.S. Savings Bonds and travelers checks; tax planning and preparation; selling credit life insurance; providing financial counseling and portfolio investment advice; providing securities brokerage service; engaging in the sale of annuity and similar products; engaging in title insurance activities; and providing real estate appraisal services. Supermarket shall not allow a financial institution other than Bank to advertise in the Store. Supermarket shall be permitted to provide such service of making change, cashing checks, verifying checks, selling money orders and conducting point of sale transactions.

         B. Each party shall conduct its business at the Store in a clean and lawful manner. Each party agrees that it shall not block or restrict the aisles or passageways of the other party, nor shall either party interfere with the other party's business.



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         C.  Bank agrees to open for business in the premises on the commencement date, and thereafter during the term of this Lease, continuously use the Premises for the purpose stated in this Lease, carrying on Bank's business with reasonable diligence.

         D. Supermarket represent and warrants to Bank that it is leasing the Store from Market Development Corporation pursuant to a Master Lease dated 11-01-94. This Lease is subject to the terms and conditions of the Master Lease, a copy of which will be given to the Bank by the Supermarket upon request therefore. Said Master Lease with Ray's Shopping Center, Inc. permits the Supermarket to lease the premises to the Bank hereunder, and the Supermarket has the right to make this Lease for the original term and any renewal term aforesaid; that the provisions of this Lease do not conflict with or violate the provision of the existing agreement between Supermarket and third parties; that the Certificate of Occupancy for the Store will allow Bank to use the Leased Premises for the purposes set forth above; that the Leased premises and Common Areas and the uses thereof for the purposes specified in this Lease are, or will be at the commencement of the Original Term, in conformity with all applicable federal, state, local and other legal requirements including, without limitation, the Americans with Disabilities Act of 1990, applicable environmental legislation, zoning and planning ordinances, and all applicable restrictions, if any. These representations and warranties shall remain in full force and effect throughout the Original Term and any Renewal Term, and Supermarket shall indemnify and hold Bank harmless from any and all costs, including attorneys' fees, in connection with a breach of said representations and warranties.

         E. Supermarket represents and warrants that there is no Hazardous Material on the Property or in the Store, including its interior systems or structure. "Hazardous Material" shall mean: (i) asbestos or asbestos containing material, (ii) polychlorinated biphenyl in concentrations greater than 50 parts per million and (iii) any other material or substance, whether solid, gaseous or liquid, which may pose a present or potential hazard to human health or the environment including (1) hazardous waste identified in accordance with Section 3001 of the Federal Resource Conservation and Recovery Act of 1976, as amended, and (b) hazardous waste or material identified by regulation of any governmental authority regulating environmental or health matters. In the event that any such Hazardous Material is present in the Property or the Store, Supermarket shall, at its own cost, (i.e., this is not an Operating Expense), in accordance with applicable laws and regulations remove such Hazardous Material and restore the Premises and Store to its conditions prior to Supermarket's removal of the Hazardous Material. There shall be an abatement or adjustment of Rent for any period that Bank is restricted in its use of the Leased Premises as a result of the presence of Hazardous Material therein or as a result of remedial measures in respect thereto taken by Supermarket.



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         F. Bank shall have the option, in its sole discretion, to have a qualified environmental consultant of its choice perform testing, which may include invasive testing such as the installation of soil borings and/or monitor wells, at its own expense, to further assess the environmental condition of the Property and Store at any time prior to the Commencement Date. If the results of such testing are unsatisfactory to Bank in Bank's sole discretion, Bank shall notify Supermarket of said results within ten (10) days. Bank shall thereafter have the option to declare this Lease null or void.

         G. Supermarket shall indemnify, defend and hold harmless the Bank, its agents, employees, officers, directors, affiliates, assigns and/or contractors from and against any and all loss, liability, suits, fines (both civil and criminal), damages, judgments, penalties, claims, charges, costs and/or expenses (including actual attorneys fees) imposed on, incurred by or otherwise suffered as a result of any claim made by any party whatsoever, public or private, including the Bank itself, arising from the environmental condition of the Property unless such condition is caused by Bank. This indemnity shall survive the termination by any means of this Lease and shall not require a third party claim to trigger by discovery or damage, contamination, loss or expense incurred by Bank itself.

         H. Bank is not and shall not be considered an operator of the property for purposes of determining environmental liability. Bank has no authority to and does not control the subsurface or air space of the property. Supermarket is the operator of the property for any purpose encompassed by this provision.

         I. Supermarket shall provide to Bank, prior to the Commencement Date, a copy of all its environmental audits of the Property and Store.

         5. POSSESSION

         Bank shall have access to the Leased Premises at least Sixty (60) days prior to the Commencement Date of the Lease for Bank to construct the FSF, to utilize the premises for on-site training of its employees and to install its communication systems, furniture and equipment. Such access shall be under all the terms and conditions of this Lease except for the obligation to pay rent. Supermarket will cooperate with Bank in allowing the type of access to the Leased Premises which will allow bank to construct its FSF within the Supermarket building.

         It is anticipated that the Commencement date will be approximately June 1, 1995. If possession of the Leased Premises for Bank's use as contemplated in
Section 4 above, shall not be delivered by the Supermarket to Bank by June 1,


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1995, Bank, at its option may terminate this Lease by and upon written notice to
Supermarket.

         6.  QUIET ENJOYMENT

         A. Supermarket covenants and agrees with Bank that upon Bank's paying the Rent and observing and performing all the material terms, covenants and conditions to be performed and observed hereunder, Bank may peaceably and quietly enjoy the Leased Premises.

         B. All persons employed by Bank in or about, or in connection with, the operation of the FSF shall be Bank's employees for all purposes under this Agreement. Bank's employees and agents and employees of companies which service the FSF who are not Bank employees or agents shall be granted access to the Store for the purpose of servicing, maintaining and otherwise performing services in connection with the FSF. Supermarket agrees to cooperate with Bank in providing access to the Premises during periods of time the Store may not be open for business.

         C. Bank shall, at its own cost and expense, maintain worker's compensation coverage, unemployment compensation coverage and any other insurance which may be required by law with respect to its employees.

         D. Employees of Bank, while working at the FSF, shall be entitled to use the toilet facilities and break-room in the Store provided by Supermarket for the convenience of Supermarket employees.

         E. Employees of Bank, while working at the FSF, shall be permitted to park their automobiles in spaces designated by Supermarket for parking by Supermarket employees.

         F. The Supermarket grants to Bank the right to have Bank's employees conduct promotional activities in the aisles of Supermarket's supermarket in which the Leased Premises is located so long as the promotional activities do not interfere with the ability of Supermarket's customers to conduct their shopping activities in the Supermarket. The Supermarket acknowledges that such promotional activities are extremely important to the success of the Bank's operation of its FSF in the Store. The Store Manager and the FSF Manager will coordinate special promotional campaigns. All in-store promotional campaigns shall be conducted by the Bank in a professional and courteous manner, and shall not unreasonably interfere with Supermarket's conduct of its business at the Store.



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         G.  Bank shall have access to intercommunications systems ("Intercom")
within the Store. The use of such intercom shall be coordinated between the Store Manager and the FSF Manager.

         H. Supermarket and Bank may advertise the existence and location of the FSF in such media and in such manner as each deems appropriate.

         I. Supermarket shall maintain the Store free of all ads, fliers and signs that might prohibit or unreasonably hinder the operation of Bank's business within the Premises or which might prohibit or hinder viewing through or into the Premises.

         J. Supermarket shall maintain the Store free and clear of any sale items, fixtures, barriers, signs or other obstructions that would materially inhibit the ingress to, and egress from the Premises, and shall, in all events, keep the Store free and clear of all items within a reasonable distance from the Teller counters in the FSF.

         7. USE, MAINTENANCE AND CONTROL OF COMMON AREAS

         Supermarket hereby grants to Bank the nonexclusive right to use the Common Areas for the purposes for which they were designed. Supermarket shall maintain and operate the Common Areas.

         8. USE, MAINTENANCE AND CONTROL OF COMMON AREAS

         A. Bank shall, at all times during the initial and any renewal term of this Lease, put, keep, and maintain in good repair and in an ordinary condition all portions of the Leased Premises and shall be responsible for the expenses of housekeeping of the Leased Premises, including janitorial services for the FSF. Supermarket shall furnish, at its sole cost and expense, air conditioning, heat, and electricity to the Leased Premises and the Common Areas and in addition shall furnish to the Leased Premises, at its sole cost and expense the HVAC units and any utility lines to the Leased Premises. Bank will provide all necessary electrical conduits, communication conduits, wiring and communication services (herein "Special Utility Services") required in connection with the operation of Bank's banking services. The cost of installation of the Specialist Utility Services, hardware and services is to be paid by the Bank. Installation of the Special Utility Services is to be coordinated with the Supermarket to insure minimum disruption of the Supermarket's business. When the Bank vacates the Leased Premises, all Special Utility Services located above the ceiling elevation are to be abandoned by Bank. Subject to the provisions of the C. of this Section, Supermarket shall not be in default hereunder by reason of (1) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services



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when such failure or delay is caused by accident or any condition beyond the reasonable control of Supermarket or by the making of necessary repairs or improvements to the Leased Premises or the total Store; or (3) so long as the condition is generally prevailing and does not arise from any default by Supermarket, the limitation curtailment, rationing or restrictions on use of water, electricity, gas or any other form of energy serving the Leased Premises or the Store. Supermarket shall use its best efforts to diligently remedy any interruption in the furnishing of such services.

         B. Supermarket, at its sole cost and expense, shall maintain, in condition and repair, consistent with that of other first-class buildings, (including replacement, when necessary, to maintain such standards), the Store and the Common Areas, including, without limitation, the plumbing, electrical, HVAC and other utility facilities servicing, the Store and the Leased Premises; the structural components of the Store, including, without limitation, footings and foundations, bearing and exterior walls, subflooring and roof, and fire sprinkler system which are a part of and/or service the Leased Premises. Such maintenance and repair shall include, but not be limited to periodic painting of the Store's exterior and interior public areas, replacement of carpeting in the public areas, and the maintenance and cleaning of all exterior windows. Supermarket shall maintain or cause to be maintained, the parking area, sidewalks, curbs and passageways and driveways and keep the same in a clean and orderly condition, free of rubbish, snow, ice unlawful obstructions.

         C. Supermarket shall be obligated to make repairs of which it does not have notice, only after Bank has given Supermarket notice of the need for the repair and only if the repair was not caused by the negligence or willful act of Bank or its agents, employees, invitees or licensees. Bank shall also be responsible for all repairs or replacement occasioned by the negligence or willful act of Bank or its agents, employees, invitees or licensees.

         9. PREPARATION OF LEASED PREMISES

         A. Bank, at its sole cost and expense, shall furnish all fixtures equipment and furnishings which it deems necessary or desirable for FSF operations and shall pay any and all costs of modification of the Store for the installation of its fixtures, equipment and furnishings. Bank shall not make any modification or attach any substantial fixtures or equipment without Supermarket's prior written approval, which shall not be unreasonably withheld. Supermarket consents to all work to be completed by Bank at its own expense, as described on Exhibit C, attached hereto ("Bank's Work").

         B. If the Bank's plans for improvements (the FSF) have not been finalized at the time of the execution of this Lease, Bank shall, within thirty
(30) days hereof, submit to Supermarket plans for all improvements proposed, including


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without limitation, construction materials, colors, fixtures, lighting, signing and graphics. Supermarket agrees, within fifteen (15) days after receipt of the plans from Bank, to give Bank written approval, disapproval or approval with conditions to such plans. In the event Supermarket fails to so notify Bank, in writing, within the fifteen (15) day period, such plans shall be construed as being approved as submitted. If Supermarket refuses to approve plans, Bank shall have the right to terminate this agreement with no further obligation with return of any amounts paid to date of termination.

         C. Supermarket expressly waives its right to a lien upon any and all fixtures, machinery or equipment installed or to be installed on the Premises by or through Bank for the satisfaction of any cause which may accrue to Supermarket under the provisions of this Lease. Supermarket further agrees to execute any documents necessary to evidence said waiver as may be required from time to time by third parties from which Bank leases such fixtures, machinery or equipment.

         10. COVENANT AGAINST LIENS

         A. Bank expressly covenants and agrees that it will during the Original Term and any Renewal Term hereof, promptly remove or release, by the posting of a bond or otherwise, as required or permitted by law, any lien attached to or upon said Leased Premises or any portion thereof by reason of any act or omission on the part of Bank, and hereby expressly agrees to save and hold harmless the Supermarket from or against any such lien or claim of lien. In the event any such lien does attach, or any claim of lien is made against said Leased Premises which is occasioned by any act or omission upon the part of Bank, and shall not be thus released within sixty (60) days after notice thereof, Supermarket, in its sole discretion (but nothing herein contained shall be construed as requiring it to do so) may pay and discharge the said lien and relieve the Leased Premises from any such lien, and Bank agrees to pay and reimburse to Supermarket upon demand for or on account of any reasonable expense which may be incurred by Supermarket in discharging such lien or claims. Supermarket shall immediately contact Bank if there is any claim of lien and ascertain if there is reasonable cause for said lien. Nothing in this Lease shall require Bank to remove or release any lien(s) which may attach to said Leased Premises or any portion thereof by reason of Supermarket's act or omission.

         B. Supermarket covenants and agrees that at the Commencement Date, the said Leased Premises shall be free and clear of all liens and charges of any kind or nature with the exception of the master Lease and any master mortgage and Supermarket further covenants and agrees that Supermarket shall protect, save and hold harmless Bank from any such liens and charges against the Leased Premises.



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         11. ALTERATIONS BY BANK

         A. Except as permitted by Section 9 above, Bank shall not make any alterations, improvements, additions or physical changes ("Alterations") to the Leased Premises without the prior written consent of Supermarket, such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Bank shall have the right to make Alterations, the costs of which do not exceed Twenty Five Thousand and 00/100 Dollars ($25,000.00) without Supermarket's consent, provided Bank complies with all applicable laws and furnishes Supermarket with a copy of the plans indicating the work to be done.

         12. SIGNS; BUILDING IDENTIFICATION

         Supermarket shall permit Bank to place signs identifying its operations inside the Store at locations to be agreed upon by the parties. Bank will submit to Supermarket for its approval, a signage package detailing the appearance and size of all signs to be installed. Exterior signs at such dimensions as Supermarket and Bank may agree upon may be permitted only upon the consent of Supermarket, its Supermarket, if needed, and compliance with all local ordinances and regulations. Supermarket agrees to cooperate with Bank in obtaining all necessary approvals from third parties with respect to such signs. Supermarket's approval under this paragraph shall not be unreasonably withheld or delayed.

         13. APPROVALS

         A. Supermarket agrees to cooperate with and assist Bank in obtaining any necessary approvals and permits in connection with construction, installation and operations of the FSF.

         B. Notwithstanding any other provision hereunder, this Agreement is subject to and conditioned upon the receipt by Bank of regulatory approval to operate the FSF and any local governmental approvals, including zoning, to allow the conduct of the Bank's business activities and the FSF at the Store. If said approvals are not obtained, then the Bank shall be entitled to terminate this Lease upon written notice to Supermarket. Bank agrees to use reasonable efforts to obtain all such necessary approvals.

         C. This Lease is contingent upon the Supermarket/Bank obtaining from Market Development Corporation, written consent allowing the Bank to operate its FSF upon the Leased Premises; and in obtaining any other consents necessary from the Master Landlord as required by the Master Lease with Market Development Corporation dated 11-01-95. Supermarket shall use its best efforts to obtain such consent and if all such written consents are not


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obtained within thirty (30) days from the date of execution of this Lease
Agreement, Bank shall have the option to terminate this Lease upon written notice to the Supermarket prior to the Commencement Date.

         14. CONDITION OF LEASES PREMISES; REPAIRS

         Bank shall, at all times during the Term hereof and at Bank's sole cost and expense, repair any damage which it does to the Leased Premises and every part thereof, including all improvements and fixtures, whether installed by Supermarket or Bank, except for ordinary wear and tear, earthquakes, casualty, acts of God or the elements and at the end of the Term of this Lease, Bank shall surrender the Leased Premises to Supermarket in the same condition as received, except as described in this paragraph above or covered by Supermarket's repair obligations.

         Supermarket shall, at its expense, maintain the Store in good condition and repair. Without limiting the Supermarket's obligation to maintain and repair, Supermarket specifically agrees at its expense:

         A.  To replace any windows damaged other than by the fault of Bank;

         B. To repaint those portions of the Leased Premises bearing a painted surface as requested by Bank, but not more often than once every five (5) years during the Term of this Lease;

         C. To retain a maintenance staff for the making of minor repairs and adjustments; and

         D. To provide and replace light bulbs and fluorescent bulbs in ceilings as needed.

         Supermarket shall keep and maintain the roof, exterior walls (including exterior window glass), structural floor slabs, columns, elevators, public stairways, corridors and lobbies, lavatories, equipment and systems, including plumbing, electrical, security, and heating, ventilating and air conditioning, and the common facilities of the Store and any associated Common Area and parking spaces in first class condition and repair and in compliance with all applicable laws, codes and regulations. In particular, all Store systems and equipment shall be repaired by competent repairmen, and serviced, inspected and maintained in accordance with good business practice.

         Bank shall have the right, at its cost and expense, to install a security system for the Leased Premises and shall have the right to remove the security system at the termination of this Lease or any extension thereof.



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         15. DESTRUCTION FIRE OR OTHER CAUSE

         A. If the Store shall be totally destroyed by fire, wind, or other casualty, or the casualty exceeds fifty percent (50%) of the replacement cost of the Store as determined by a mutually acceptable insurance adjuster, then in either event, either Bank or Supermarket may terminate this Lease by giving the other written notice of its election to terminate this Lease, not more than thirty (30) days following the date of such damage or destruction. In the event of partial destruction (less than 50% of the replacement Store cost), or if destruction is greater but neither Supermarket or Bank elects to terminate this Lease, said Store shall be restored and repaired by Supermarket. The Rent for the Leased Premises shall be abated during the period of restoration and repairs if the Leased premises is unusable by Bank for the purpose set forth in this Lease.

         B. If the Leased Premises are partially damaged or rendered partially unusable by fire, earthquake or other casualty, the damages hereto shall be promptly repaired by and at the expense of Supermarket and the Rent, until such repair shall be substantially completed, shall be apportioned from the date following the casualty according to the part of the Leased Premises which is usable.

         C. If the Leased Premises are totally destroyed or rendered substantially unusable, as determined by Bank in its sole discretion, by fire, earthquake or other casualty, then Bank, at its option, may either terminate this Lease or elect that the Rent shall be paid up to the time of the casualty and thence forth shall cease until the date which, in Bank's sole judgment, the Leased Premises may be used by the Bank for the purpose set forth in this Lease.

         16. EMINENT DOMAIN

         If all or any part of the Leased Premises or the Store or a material portion of the Common Areas shall be taken or condemned by any competent authority for any public use or purpose, or if the same shall be sold by Supermarket to any public agency or authority in lieu of condemnation, the Term shall, at the option of Bank, end as of the date of the actual taking or sale, but Bank's obligations hereunder shall terminate on the date the condemning authority takes possession of all or such portion of the Leased Premises, the Store, or such material portion of the Common Areas. In such event, Bank may terminate this Lease by written notice to Supermarket within ten (10) days after Supermarket shall have given Bank written notice of such taking, or in the absence of such notice from Supermarket, within ten (10) days after the condemning authority shall have taken possession. If Bank does not so terminate this Lease, it shall remain in full force and effect as to the remaining portion of the Leased Premises, except that Bank's Rent shall be reduced based on the proportion that the area taken bears to the total Leased Premises. In such event, Supermarket


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shall, to the extent of compensation received by Supermarket in connection with such condemnation of the Leased Premises, the Store or the Common Areas, repair any damage to same caused by such condemnation, except to the extent Bank has been reimbursed therefore by the condemning authority. In either case, there shall be no apportionment to Bank of any portion of the award or damages for such taking; provided, however, that Bank shall be entitled to any funds awarded it for moving expenses or business interruption. In the event of a termination pursuant to this Section 16, Rent shall be prorated to the date of such taking.

         17. INDEMNIFICATION

         A. Bank shall indemnify Supermarket against and hold it harmless from any and all liabilities, obligations, damages, penalties, claims, costs and expenses, including reasonable attorneys' fees, paid or incurred as a result of or in connection with (i) the carelessness, negligence or improper conduct of Bank, any of its subtenants, or any of its agents, contractors, employees, customers, invitees, or licensees, or (ii) any breach by Bank, and its subtenants, or any of its agents, contractors, employees, customers, invitees of licensees, or any covenant or condition of this Lease.

         B. Supermarket shall indemnify Bank against and hold it harmless from any and all liabilities, obligations, damages, penalties, claims, costs and expenses, including reasonable attorneys' fees, paid or incurred as a result of or in connection with (i) the carelessness, negligence or improper conduct of Supermarket, or any of its agents, contractors, employees, customers, invitees, or licensees, or (ii) any breach by Supermarket, or any of its agents, contractors, employees, customers, invitees or licensees, of any covenant or condition of this Lease.

         18. INSURANCE

         A. Bank shall secure and maintain in force during the Term of this Lease Commercial general liability insurance with a combined single limit for bodily injury and property damage in an amount not less than One Million Dollars ($1,000,000) per occurrence. Bank's general liability insurance policy shall insure the performance by Bank of the indemnity agreement set forth in Section 17, and shall be endorsed to provide that Supermarket is named as additional insured. Bank shall have the option to self-insure its insurance obligations under this Lease.

         B. Supermarket will maintain at all times during the terms of this
Lease:

         (i) All risk or comprehensive peril insurance in an amount not less than the actual replacement costs (exclusive of foundations and excavations) of the Store as calculated annually. Bank shall be named as an additional insured and the insurer shall acknowledge acceptance of the mutual waiver of claims by Supermarket and Bank set forth in this Section 18 below. In the event that Bank obtains insurance on the store, such insurance shall be excess and not contributing with insurance maintained by the Supermarket. In the event Supermarket fails to comply with such requirements, Bank may obtain such insurance and deduct the premium from the next rent payment due.

         (ii) Commercial general liability insurance insuring against damage occurring in, on or about the Store and Common Areas in such an amount as are customary for properties comparable to the building, but in no event in an amount less than One Million Dollars ($1,000,000) combined single limit, per occurrence. Supermarket's commercial general liability insurance policy shall insure the performance by the Supermarket of the indemnity agreement set forth in Section 17. Bank shall be named as an additional insured in Supermarket's public liability insurance policy.

         C. Notwithstanding anything to the contrary contained herein, each of the parties hereto releases the other Store, to the extent of each party's insurance coverage, from any and all liability for any loss or damage which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party, or other tenants, or their agents, employees or assigns; provided, however that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect that this release shall not affect the policy or the right of the insured to recover thereunder.

         The provisions of this Section 18 shall survive the termination or earlier expiration of the Term of this Lease with respect to any damage, injury, or death occurring prior to termination.

         19. DEFAULT; REMEDIES

         A. Default of Bank

         The happening of any one or more of the following events shall constitute an event of default hereunder by Bank.

         (i) Non-payment by Bank when due of any Rent due hereunder and such non-payment shall continue for a period of fifteen (15) days after written notice thereof from Supermarket; or

         (ii) Non-observance or non-performance of any other covenant, obligation, condition or requirement imposed upon Bank by this Lease and the continuation of such non-performance or non-observance of a period of thirty (30) days after written notice thereof from Supermarket to Bank except that in case of any default relating to the condition or maintenance of the Leased Premises there shall be excluded from the calculation of such period of thirty (30) days, periods of unavoidable delays, including, but not limited to, delays due to strikes, Acts of God, governmental restrictions, unavailability of labor or materials, enemy action, civil commotion, fire, unavoidable casualties or causes beyond the control of Bank, and period during which Bank shall be diligently proceeding to cure such default to the end it shall be cured expeditiously and without delay.

         B.     Supermarket's Remedies Upon Default

         In the event of the uncured default of Bank, Supermarket may:

         (i) Cancel and terminate this Lease by notifying Bank of Supermarket's election of this remedy and upon giving such written notice this Lease will cease and terminate; or

         (ii) Supermarket may be appropriate legal proceedings require Bank to specifically perform its covenants and obligations hereunder; or

         (iii) Supermarket may relet said Leased Premises or any part thereof as agent for Bank and receive the rent therefore and Bank shall pay all of Supermarket's reasonable expenses in connection with such reletting, including the expenses of keeping said Leased Premises in repair, brokerage commissions, concessions to Bank or other expenses that Supermarket may incur, and Bank shall be liable for any deficiency, which deficiency may be recovered from time to time. Supermarket shall actively attempt to relet the Leased Premises in order to mitigate the damages of Supermarket.

         (iv) Supermarket may recover by appropriate legal proceedings, if necessary as liquidated and agreed current damages the Rent and other sum payable to Supermarket by Bank under the Term of this Lease up to and including the date of termination, of what would have been the Original Term or applicable Renewal Term in the absence of termination, expiration, default or repossession.

         C.     Default of Supermarket

         The happening of the following event shall constitute an event of default hereunder by Supermarket:

         (i) Non-observance or non-performance of any covenant, obligation, condition or requirement imposed upon it by this Lease, including, but not limited to, presence of Hazardous Material on the Property, and the continuation of such non-performance or non-observance for a period of thirty (30) days after written notice thereof from Bank to Supermarket except that in case of any default relating to the condition or maintenance of the Leased Premises, the Building or Common Areas, there shall be excluded from the calculation of such period of thirty (30) days, periods of unavoidable delays, including, but not limited to, delays due to strikes, Acts of God, governmental restrictions, unavailability of labor or materials, enemy action, civil commotion, fire, unavoidable casualties or causes beyond the control of Supermarket, and period during which Supermarket shall be diligently proceeding to cure such default to the end it shall be cured expeditiously and without delay.

         D.     Bank's Remedies Upon Default

         In the event of an uncured default of Supermarket, Bank may:

         (i) Perform such obligations of Supermarket and deduct the reasonable costs of completing such obligations from future Rent; or

         (ii) By appropriate legal proceedings, require Supermarket to specifically perform its covenants and obligations hereunder; or

         (iii) Cancel and terminate this Lease by notifying Supermarket of Bank's election of this remedy and upon giving such written notice this Lease will cease and terminate.

         E.     Remedies Are Cumulative

         The remedies as given in this Lease to Supermarket and Bank are cumulative and shall be in addition to all other remedies now and hereafter existing, whether in law, at equity, or by statute. No waiver by the Supermarket or Bank of any default or breach of any covenant, condition or stipulation herein contained shall be regarded as a waiver of any subsequent default or breach of the same or of any other covenant, condition or stipulation hereof.

         F.     Expense of Enforcement

         In the event any legal proceedings arise under or in connection with this Lease, the prevailing party shall be awarded costs, reasonable attorneys fees and reasonable expert witness fees incurred in connection with such proceedings.

         20.    TERMINATION: SURRENDER OF POSSESSION

         A.     Upon the expiration or termination of this Lease, Bank shall:

         (i) Restore the Leased Premises to its condition at the beginning of the Original Term (other than any Bank's work), ordinary wear and tear excepted, remove all of its personal property and trade fixtures from the Leased Premises (including, at its option the FSF) and the Property and repair any damage caused by such removal; and

         (ii)   Surrender possession of the Leased Premises to Supermarket.

         21.    HOLDING OVER

         If Bank remains in possession of the premises after the expiration or termination of the Lease, it shall be deemed to be occupying the premises as a Bank from month-to-month, subject to all the conditions, provisions and obligations of this Lease as far as it applies to month-to-month tenancy, cancelable by either party upon thirty (30) days written notice to the other party.

         22.    ASSIGNMENT AND SUBLETTING

         Bank shall have the right to assign this Lease or any interest hereunder or sublet the Leased Premises or any part thereof. However, such assignment or subletting must be approved by Supermarket which approval shall not be unreasonably withheld, conditioned or delayed and shall no be construed to relieve Bank from its obligations hereunder, unless agreed to in writing by Supermarket. Notwithstanding the foregoing, in the event Bank is purchased by or merged into another financial institution or if Bank desires to assign this Lease to successors interest, the interest of Bank hereunder can be assigned to its successor without the consent of Supermarket. Supermarket will allow Bank to sublet to its subsidiary, Commercial Bank, under the same terms and conditions as the lease to Bank (Holding Company).

         23. SUPERMARKET'S ACCESS TO LEASED PREMISES

         Supermarket may enter the Leased Premises at reasonable times upon reasonable notice for the purpose of inspecting or showing them, preventing waste, loss or destruction, enforcing any of its rights or powers under this Lease, or making such repairs or alterations as it is required or permitted to make. If Bank is not present to open and permit entry, Supermarket may enter the Leased Premises by master key (or forcibly) only in the event of an emergency, except for routine cleaning. The obligations of Bank hereunder shall not be affected by any such entry.

         24. PARKING

         For and in consideration of the Rent paid pursuant to this Lease, Supermarket shall provide to Bank a sufficient number of parking spaces located in close proximity to the Supermarket Store for use by Bank's employees and customers.

         25. NOTICES

         All communications required hereunder shall be in writing and shall be deemed to have been given if either delivered personally or mailed by certified or registered mail to a party at the addresses set forth on the first page of this Lease. The parties' addresses may from time to time be changed by written notice.

         Copies of any notices to Bank shall also be sent to:

                      COMMERCIAL BANK
                      ATTN: DEAN E. MILLIGAN
                      PRESIDENT AND CEO
                      P.O. BOX 280
                      101 N. PINE RIVER ST.
                      ITHACA, MI   48847

         26. LITIGATION

         Supermarket and Bank waive trial by jury in any proceeding brought by either party pursuant to this Lease.

         27. GOVERNING LAW; INVALIDATION

         This Lease shall be governed by and construed in accordance with the laws of the State of Michigan. The invalidation of one or more terms of this Lease shall not affect the validity of the remaining terms.

         28. AMENDMENT

         This Lease, including any exhibits, schedules, or riders attached hereto, represents the entire agreement between the parties. No oral or written, prior or contemporaneous agreements shall have any force or effect, and this Lease may not be amended, altered or modified unless done so by means of a written instrument signed by both parties.

         29. SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATE

         A. This Lease shall, at the option of Supermarket or its lenders, be subject and subordinate to the interests of the holders of any notes secured by mortgages on the Property or the Leased Premises, now or in the future, and to all renewals, modifications, consolidations, replacements and extensions thereof. While the provisions of this Section 29 are self-executing, Bank shall execute such documents as many reasonably be desired by Supermarket or any mortgagee to affirm or give notice of such subordination. In turn, Bank shall be entitled to receive the customary non-disturbance agreement from each such lender in form and substance satisfactory to Bank whereby the lender agrees to recognize Bank's rights under this Lease following foreclosure so long as Bank is not in material default hereunder.

         B. Bank shall attorn to any foreclosing mortgagee, or to any purchaser of the Property or the Leased Premises at any foreclosure sale, or sale in lieu of foreclosure, for the balance of the Original Term or applicable Renewal Term on all the terms and conditions herein contained.

         C. At the request of Supermarket, Bank shall within ten (10) days deliver to Supermarket, or anyone designated by Supermarket, a certificate stating and certifying to such information as may reasonably be requested to verify the state of the Supermarket-Bank relationship established by this Lease.

         D. Notwithstanding any provisions with respect to the subordination of the Lease to any superior lease or any superior mortgage which may hereafter be made or to any renewal, modification, replacement or extension hereafter of any superior lease or any superior mortgage, any such subordination is subject to the express conditions that so long as the Lease is in full force and effect:

         (i) Bank shall not be joined as a party defendant (a) in any action or proceeding which may be instituted or taken by the lessor of such superior lease for the purpose of terminating such superior lease by reason of any default thereunder, or (b) in any foreclosure action or proceeding which may be instituted or taken by the holder of such superior mortgage;

         (ii) Bank shall not be evicted from the Leased Premises, nor shall Bank's continuing use and occupancy of the Leased Premises be interrupted, restricted or impaired, nor shall any of Bank's rights under the Lease be affected in any way be reason of any default under such superior lease or such superior mortgage; and

         (iii) Bank's leasehold estate under the Lease shall not be terminated or disturbed by reason of any default under such superior lease or such superior mortgage and this Lease and Bank's rights hereunder, including any rights of offset, shall be recognized by the lessor under any such superior lease or the holder of any such superior mortgage.

         Supermarket represents that there are the following superior leases and superior mortgages existing at the date of the Lease: Bobenal Investments. Supermarket further represents that there are not existing defaults by Supermarket under any such superior lease or superior mortgage, nor shall there be as of the Commencement Date. Supermarket agrees to procure and deliver to Bank, with reasonable promptness after the date of the Lease, written agreements of the lessors of the aforesaid superior leases and the holders of the aforesaid mortgages. If all such agreements shall not be tendered to Bank within ten (10) days after the date of the Lease, Bank may, at Bank's option (a) delay the Commencement Date of the Lease and the payment of Rent until Supermarket procures such agreements, or (b) cancel the Lease on the date set forth in such notice, which shall not be less than ten (10) nor more then sixty (60)) days after the date of such notice, and the Lease and the terms and estate hereby granted shall then terminate at noon of such cancellation date as if such cancellation date were the expiration date, unless all of such agreements shall have been tendered meanwhile. Upon any such cancellation Supermarket shall have no further obligation to Bank hereunder except to return any monies theretofore paid by Bank to Supermarket on account of Rent under the Lease.

         30. SECURITY; HOURS OF BUSINESS

         A. It shall be Bank's obligation to provide security for the FSF. Bank shall have the right to have the Security Guard who is an employee or agent of Bank in the Store at all times, and to install any electronic surveillance equipment it deems necessary.

         B. The Leased Premises are located entirely within the Supermarket's building and because there is no separate access for ingress or egress to the Leased Premises, Bank acknowledges that access to the Leased Premises will be limited to those hours in which the Supermarket's operation is open for business.

         Bank shall have the right to access the Leased Premises during the time that the Supermarket operation is not open for business for the following reasons:

               (a)  Security purposes
               (b)  To ready the Leased Premises for Bank's business;
               (c)  Emergency matters

         Supermarket shall cooperate with Bank in allowing Bank to have access to the Leased Premises for the reasons stated above, upon Bank's notice to Supermarket; provided, however, Bank shall not have a key to the Store (without Supermarket's consent) which contains the Leased Premises and its right of access herein shall be through the security company maintained by Supermarket governing access to the premises during the hours in which the Supermarket is not in operation. Supermarket shall cooperate and direct its building security company to establish a communication protocol with Bank's security company and/or staff so that Bank's access as may be required for the above states purposes will be properly coordinated and Supermarket will direct its security company to act reasonably to facilitate cooperation between Bank's security services and Supermarket's security services.

         31. BANKING SERVICES

         Supermarket may, but is not required to, conduct any of its in-house banking services at Bank's facility, and the Bank shall maintain sufficient cash funds to enable the Supermarket to conduct its banking business. Supermarket shall have the right, during regular banking hours established by Bank, to make deposits, withdrawals, cash checks, and conduct its other banking business at Bank's facility, subject to any rules, regulations, policies, procedures, and/or charges established by the Bank for similar commercial customers from time to time.

         32. GENDER; SINGULAR AND PLURAL

         Whenever in this Lease words, including pronouns are used in the masculine, they shall be read in the feminine or neuter whenever they would so apply and vice versa, and words in this Lease that are singular shall be read as plural whenever the latter would so apply and vice versa.

         33. AMERICANS WITH DISABILITIES ACT

         Bank shall, regarding the FSF, at all times and at its own expense, comply with all federal, state and local laws, rules, regulations, ordinances, and requirements regarding discrimination towards those who are disabled, removal of architectural and communication barriers, providing auxiliary aids and services for disabled persons, and making facilities accessible to disabled persons, including, without limitation, the Americans Disabilities Act, 42 USC Section 12101 et seq., and the regulations issued thereunder at 28 CFR Part 36 (together, the "Act"). Bank's obligations under the Act shall not apply to (i) any structural components of the Store, (ii) any new construction or alterations undertaken by Supermarket, and (iii) any portions of the Leased Premises which are not specifically Bank's responsibility; provided, however, that Bank's compliance responsibilities under the Act shall in any event extend to the vault and safety deposit box areas. Supermarket shall at all times and at its own expense, comply with all federal, state and local laws, rules, regulations, ordinances, and requirements regarding discrimination towards those who are disabled, removal of architectural and communication barriers, providing auxiliary aids and services for disabled persons, and making facilities accessible to disabled persons, including, without limitation, the Americans Disabilities Act, 42 USC Section 12101 et seq., and the regulations issued thereunder at 28 CFR Part 36 (together, the "Act").

         Bank shall defend, indemnify and hold Supermarket harmless from all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with Bank's failure to comply with the Act as required pursuant to the terms hereof. Supermarket shall defend, indemnify and hold Bank harmless from all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with Supermarket's failure to comply with the Act as required pursuant to the terms hereof.

         34. SUCCESSORS AND ASSIGNS

         The covenants, conditions, and agreements contained in this Lease shall bind and inure to the benefit of Supermarket and Bank and their respective successors and assigns.

         35. COVENANTS AND CONDITIONS

         All covenants and conditions contained in this Lease are independent of one another.

         36. NOTICE OF LEASE

         Each party shall, upon the request of the other, execute, acknowledge and deliver a memorandum or short form of the Lease in form suitable for recording in accordance with local law or custom.

         37. BROKERS

         Supermarket and Bank each represent and warrant to the other that it has dealt with no broker in connection with this Lease. Supermarket and Bank agree to indemnify and hold harmless the other from any and all claims, losses, costs and expenses (including reasonable attorneys' fees) and liability for any compensation, commissions or charges by any broker or agent if its representation in this Section 37 is not true.

         38. CONSENT

         Wherever in this Lease it is provided that either party shall not unreasonably withhold consent or approval, such consent or approval (collectively referred to as "consent") shall also not be unreasonably conditioned or delayed. If a party considers that the other party has unreasonably withheld or delayed a consent it shall so notify the other party within ten (10) days after receipt of notice of denial of the request consent or, in case notice of denial is not received, within twenty (20) days after giving the first mentioned notice, and may submit the question of whether the withholding or delaying of such consent is unreasonable to determination by arbitration.

         39. AUTHORITY TO EXECUTE

         The individuals executing this Lease warrant that they have full and complete authority properly vested to execute this Lease and thereby bind their respective entity to each and every term set forth herein applicable to them.

         40. CONFIDENTIALITY

         Each party acknowledges that in connection with this Agreement or in the performance thereof, it has or will come into possession or knowledge of material and information which is proprietary to the other party. Each party, therefore, agrees to hold such material and information in strictest confidence, not to make use thereof, except in the performance of this Agreement, and not to release or disclose it to any other party with the exception of parent companies, subsidiaries, and affiliates of the parties.

         41. TAXES

         Supermarket shall pay or cause to be paid all real property taxes and special assessments levied against the premises. Bank shall pay all personal property taxes assessed against any personal property owned by the Bank on the premises.

         42. RULES AND REGULATIONS

         Supermarket reserves the right to adopt from time-to-time reasonable rules and regulations for the operation of the Supermarket which are not inconsistent with the provisions of this Lease and which do not unreasonably interfere with the Bank's use of the Premises for the intended purposes. Bank and its agents, employees, invitees and licensees will comply with all those reasonable rules and regulations.

         43. CHANGES BY SUPERMARKET

         Supermarket reserves the absolute right at any time, and from time-to-time to make changes or revisions in the center, including changes to the parking lot, driveways, signs, landscaping and sidewalks by making additions to, subtractions from, or rearrangements of the improvements in the center, which do not unreasonably interfere with Bank's use of the Premises for its intended purposes, including significant alteration of the customer traffic patterns.

         44. NO PARTNERSHIP

         Any intention to create a joint venture or partnership between the parties is expressly disclaimed.

         45. FORCE MAJEURE

         Neither party shall be responsible for delays or failures in performance resulting from acts beyond the control of such party, including, without limitation, acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulation superimposed after the fact, fire; communication line failures, earthquakes, floods, or other disasters.

         IN WITNESS WHEREOF, this Lease has been executed as of the day and year first above written.

WITNESSES:                    LANDLORD:

                              BY:

----------------------        ----------------------

                              ITS:

----------------------        ----------------------


STATE OF MICHIGAN )
                  : SS
COUNTY OF GRATIOT )

         The foregoing instrument was acknowledged before me by of, a corporation, on behalf of the corporation. He/she identified the instrument as Lease Agreement and signed it willingly on behalf of the corporation.

                              Notary Public
                                            --------------------
                              County
                                                ----------------

                              My Commission Expires:
                                                     -----------




WITNESSES:                    TENANT:

                              BY:

----------------------        --------------------------

                              ITS:

----------------------        ---------------------------

STATE OF MICHIGAN )
                  : SS
COUNTY OF GRATIOT )

         The foregoing instrument was acknowledged before me by of, a corporation, on behalf of the corporation. He/she identified the instrument as Lease Agreement and signed it willingly on behalf of the corporation.

                              Notary Public
                                             -------------------
                              County
                                                ----------------

                              My Commission Expires:
                                                     -----------